Exhibit 99(a)

Revised Descriptions of Our Businesses

Based on Our New Organization (Pages 1-9)

Exhibit 99(a)

Revised Descriptions of Our Businesses Based on Our New Organization

Operating Segments

As described in our Form 8-K filed February 19, 2010, we reorganized our business effective January 1, 2010 to better align our Consumer & Industrial and Energy businesses for growth. As a result of this reorganization, we created a new segment called Home & Business Solutions that includes the Appliances and Lighting businesses from our previous Consumer & Industrial segment and the retained portion of the GE Fanuc Intelligent Platforms business of our previous Enterprise Solutions business (a business formerly within our Technology Infrastructure segment). In addition, the Industrial business of our previous Consumer & Industrial segment and the Sensing & Inspection Technologies and Digital Energy businesses of Enterprise Solutions are now part of the Energy business within the Energy Infrastructure segment. The Security business of Enterprise Solutions is now reported in GE Corporate Items and Eliminations for periods prior to its sale in the first quarter of 2010. Also, effective January 1, 2010, the GE Capital segment (formerly called Capital Finance) includes all of the continuing operations of General Electric Capital Corporation.

As a result of this reorganization, our five operating segments as of January 1, 2010, are as follows:

•	Technology Infrastructure – our Aviation, Healthcare and Transportation businesses

•	Energy Infrastructure – our Energy business (including the Sensing & Inspection Technology, Digital Energy and Industrial businesses) and our Oil & Gas business

•	Home & Business Solutions – our Appliances and Lighting, and Intelligent Platforms businesses

•	GE Capital – Our Commercial Lending and Leasing, Consumer, Real Estate, Energy Financial Services and GE Capital Aviation Services businesses and General Electric Capital Corporation Corporate

•	NBC Universal – unchanged

A summary description of each of our operating segments follows. We also continue our longstanding practice of providing supplemental information for certain businesses within the segments.

Energy Infrastructure

Energy Infrastructure (25.9%, 23.6% and 20.2% of consolidated revenues in 2009, 2008 and 2007, respectively) is a leader in the field of development, implementation and improvement of products and technologies that harness resources such as wind, oil, gas and water.

Our operations are located in North America, Europe, Asia, South America and Africa.

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Energy

Energy serves power generation, industrial, government and other customers worldwide with products and services related to energy production, distribution and management. We offer wind turbines as part of our renewable energy portfolio, which also includes solar technology. We also sell aircraft engine derivatives for use as industrial power sources. We sell gas turbines and generators that are used principally in power plants for generation of electricity and for industrial cogeneration and mechanical drive applications. We are a leading provider of Integrated Gasification Combined Cycle (IGCC) technology design and development. IGCC systems convert coal and other hydrocarbons into synthetic gas that, after cleanup, is used as the primary fuel for gas turbines in combined-cycle systems. IGCC systems produce fewer air pollutants compared with traditional pulverized coal power plants. We sell steam turbines and generators to the electric utility industry and to private industrial customers for cogeneration applications. Nuclear reactors, fuel and support services for both new and installed boiling water reactors are offered through joint ventures with Hitachi and Toshiba. In addition, we design and manufacture motors and control systems used in industrial applications primarily for oil and gas extraction and mining. We provide our customers with total solutions to meet their needs through a complete portfolio of aftermarket services, including equipment upgrades, long-term maintenance service agreements, repairs, equipment installation, monitoring and diagnostics, asset management and performance optimization tools, remote performance testing and Dry Low NOx (DLN) tuning. We continue to invest in advanced technology development that will provide more value to our customers and more efficient solutions that comply with today’s strict environmental regulations.

Energy also offers water treatment solutions for industrial and municipal water systems including the supply and related services of specialty chemicals, water purification systems, pumps, valves, filters and fluid handling equipment for improving the performance of water, wastewater and process systems, including mobile treatment systems and desalination processes.

In addition, Energy provides integrated electrical equipment and systems used to distribute, protect and control energy and equipment. We manufacture and distribute electrical distribution and control products, lighting and power panels, switchgear and circuit breakers that are used to distribute and manage power in a variety of residential, commercial, consumer and industrial applications. We also provide customer-focused solutions centered on the delivery and control of electric power, and market a wide variety of commercial lighting systems. Energy also offers integrated solutions using sensors for temperature, pressure, moisture, gas and flow rate as well as non-destructive testing inspection equipment, including radiographic, ultrasonic, remote visual and eddy current. Energy also provides protection and control, communications, power sensing and power quality products and services that increase the reliability of electrical power networks and critical equipment and offering wireless data transmission.

Energy is party to revenue sharing programs that share the financial results of certain aero-derivative lines. These businesses are controlled by Energy, but counterparties have an agreed share of revenues as well as development and component production responsibilities. At December 31, 2009, such counterparty interests ranged from 5% to 49% of various programs; associated distributions to such counterparties are accounted for as costs of production.

Worldwide competition for power generation products and services is intense. Demand for power generation is global and, as a result, is sensitive to the economic and political environment of each country in which we do business. The balance of regional growth and demand side management are important factors to evaluate as we plan for future development.

Oil & Gas

Our technology helps oil and gas companies make more efficient and sustainable use of the world's energy resources.

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Oil & Gas supplies mission critical equipment for the global oil and gas industry, used in applications spanning the entire value chain from drilling and completion through production, liquefied natural gas (LNG) and pipeline compression, pipeline inspection, and including downstream processing in refineries and petrochemical plants. The business designs and manufactures surface and subsea drilling and production systems, equipment for floating production platforms, compressors, turbines, turboexpanders, high pressure reactors, industrial power generation and a broad portfolio of auxiliary equipment.

To ensure that the installed base is maintained at peak condition, our service business has over 40 service centers and workshops in the world's main oil and gas extraction and production regions. The business also provides upgrades to customers’ machines, using the latest available technology, to extend production capability and environmental performance.

For information about orders and backlog, see the Segment Operations section in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Technology Infrastructure

Technology Infrastructure (24.6%, 22.8% and 22.2% of consolidated revenues in 2009, 2008 and 2007, respectively) is one of the world’s leading providers of essential technologies to developed, developing and emerging countries. Around the world, we are helping build healthcare, transportation and technology infrastructure.

Our operations are located in North America, Europe, Asia and South America.

Aviation

Aviation produces, sells and services jet engines, turboprop and turbo shaft engines, and related replacement parts for use in military and commercial aircraft. Our military engines are used in a wide variety of aircraft including fighters, bombers, tankers, helicopters and surveillance aircraft, as well as marine applications, and our commercial engines power aircraft in all categories of range: short/medium, intermediate and long-range, as well as executive and regional aircraft. We also produce and market engines through CFM International, a company jointly owned by GE and Snecma, a subsidiary of SAFRAN of France, and Engine Alliance, LLC, a company jointly owned by GE and the Pratt & Whitney division of United Technologies Corporation. New engines are also being designed and marketed in joint ventures with Rolls-Royce Group plc and Honda Aero, Inc., a division of Honda Motor Co., Ltd.

Aviation is party to agreements in which the financial results, as well as production responsibilities, of certain aircraft and marine engine lines are shared. These agreements take the form of both joint ventures and revenue sharing programs.

Joint ventures market and sell particular aircraft engine lines, but require negligible direct investment because the venture parties conduct essentially all of the development, production, assembly and aftermarket support activities. Under these agreements, Aviation supplies certain engine components and retains related intellectual property rights. The CFM56 engine line is the product of CFM International and the GP7000 engine line is the product of Engine Alliance, LLC.

Revenue sharing programs are a standard form of cooperation for specific product programs in the aviation industry. These businesses are controlled by Aviation, but counterparties have an agreed share of revenues as well as development and component production responsibilities. At December 31, 2009, such counterparty interests ranged from 2% to 49% of various programs; associated distributions to such counterparties are accounted for as costs of production.

Aviation also produces global aerospace systems and equipment, including airborne platform computing systems, power generation and distribution products, mechanical actuation products and landing gear, plus various engine components for use in both military and commercial aircraft.

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We provide maintenance, component repair and overhaul services (MRO), including sales of replacement parts for many models of engines and repair and overhaul of engines manufactured by competitors. These MRO services are often provided under long-term maintenance contracts.

The worldwide competition in aircraft jet engines and MRO (including parts sales) is intense. Both U.S. and export markets are important. Product development cycles are long and product quality and efficiency are critical to success. Research and development expenditures are important in this business, as are focused intellectual property strategies and protection of key aircraft engine design, manufacture, repair and product upgrade technologies. Our products and services are subject to a number of regulatory standards.

Potential sales for any engine are limited by, among other things, its technological lifetime, which may vary considerably depending upon the rate of advance in technology, the small number of potential customers and the limited number of relevant airframe applications. Aircraft engine orders tend to follow military and airline procurement cycles, although these cycles differ from each other.

Healthcare

Healthcare has expertise in medical imaging and information technologies, medical diagnostics, patient monitoring systems, disease research, drug discovery and biopharmaceutical manufacturing technologies. We are dedicated to predicting and detecting disease earlier, monitoring its progress and informing physicians, and helping them to tailor treatment for patients. Healthcare manufactures, sells and services a wide range of medical equipment that helps provide a fast, non-invasive way for doctors to see broken bones, diagnose trauma cases in the ER, view the heart and its function, and identify early stages of cancers or brain disorders. With X-ray, digital mammography, Computed Tomography (CT), Magnetic Resonance (MR) and Molecular Imaging technologies, Healthcare creates industry-leading products that allow clinicians to see inside the human body more clearly than ever. In addition, Healthcare manufactured technologies include patient monitoring, diagnostic cardiology, ultrasound, bone densitometry, anesthesiology and oxygen therapy, and neonatal and critical care devices. Medical diagnostics and life sciences products include diagnostic imaging agents used in medical scanning procedures, drug discovery, biopharmaceutical manufacturing and the latest in cellular technologies.

Our product services include remote diagnostic and repair services for medical equipment manufactured by GE and by others, as well as computerized data management and customer productivity services.

We compete with a variety of U.S. and non-U.S. manufacturers and services operations. Technological competence and innovation, excellence in design, high product performance, quality of services and competitive pricing are among the key factors affecting competition for these products and services. Throughout the world, we play a role in delivering new technology to improve patient outcomes and productivity tools to help control healthcare costs.

Our products are subject to regulation by numerous government agencies, including the FDA, as well as various laws that apply to claims submitted under Medicare, Medicaid or other government funded healthcare programs.

Transportation

Transportation provides technology solutions for customers in a variety of industries including railroad, transit, mining, oil and gas, power generation and marine. We serve customers in more than 100 countries.

Transportation manufactures high-horsepower diesel-electric locomotives, including the Evolution Series™, the most technologically advanced and most fuel efficient locomotive, which meets or exceeds the U.S. Environmental Protection Agency’s Tier II requirements. We also offer leading drive technology solutions to the mining, transit, marine and stationary, and drilling industries. Our motors operate in thousands of applications, from electrical drive systems for large haulage trucks used in the mining industry to transit cars and drilling rigs, and our engines are used for marine power as well as stationary power generation applications. We also provide gearing technology for critical applications such as wind turbines.

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Transportation also provides a portfolio of service offerings designed to improve fleet efficiency and reduce operating expenses, including repair services, locomotive enhancements, modernizations, and information-based services like remote monitoring and diagnostics. We provide train control products, railway management services, and signaling systems to increase service levels, optimize asset utilization, and streamline operations for railroad owners and operators. We deliver leading edge tools that improve asset availability and reliability, optimize network planning, and control network execution to plan.

For information about orders and backlog, see the Segment Operations section in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

NBC Universal

NBC Universal (NBCU) (9.8%, 9.3% and 8.9% of consolidated revenues in 2009, 2008 and 2007, respectively) is a diversified media and entertainment company focused on the development, production and marketing of entertainment, news and information to a global audience. NBCU, which is 80-percent owned by General Electric and 20-percent owned by Vivendi S.A., is engaged in the production and distribution of film and television programming; the operation of cable/satellite television networks around the world; the broadcast of network television through owned and affiliated television stations within the United States; and investment and programming activities in digital media and the Internet. Our film company, Universal Pictures, is engaged in the production and world-wide distribution of theatrical, home entertainment and television programming. We own the theme park Universal Studios Hollywood, operate and hold an ownership interest in the Universal Studios Florida theme parks and brand, design and develop international theme parks under exclusive licenses. Our cable/satellite television networks provide produced and acquired entertainment, news and information programming to households world-wide. Our cable/satellite television networks include USA, Bravo, CNBC, SYFY, MSNBC, Oxygen, UniHD, Chiller, Sleuth, mun2 and branded channels across Europe, Asia and Latin America. The NBC television network is a major U.S. commercial broadcast television network. Together, the NBC television network and Telemundo, our U.S. Spanish-language broadcast television network, serve 234 affiliated stations within the United States. At December 31, 2009, we owned and operated 26 television stations each subject to U.S. Federal Communications Commission regulation. We have exclusive U.S. television rights to the 2010 and 2012 Olympic Games, National Football League Sunday Night Football and the Super Bowl in 2012.

NBCU is subject to a wide range of factors, which could adversely affect our operations. Our broadcast networks, cable television networks and television stations are in extremely competitive and dynamic markets and are subject to advertising patterns and changes in viewer taste and preference that can be unpredictable or unforeseen. In addition, future revenues in these properties are dependent upon our ability to obtain, renew or renegotiate long-term programming contracts, including event-based sports programming and contracts for the distribution of our programming to cable/satellite operators. Our television and film production and distribution businesses are affected by the timing and performance of releases in the theatrical, home entertainment and television markets. Technological advances like digital video recorders, Internet streaming and electronic sell-through offer entertainment options through new media, introducing uncertainty to our operations. Other technologies enable the unauthorized copying and distribution of our film and television programming, increasing the risk of piracy. We continue to devote substantial resources to protect our intellectual property against unauthorized use.

On December 3, 2009, we entered into an agreement with Comcast Corporation to transfer the assets of the NBCU business to a newly formed entity, which will consist of our NBCU businesses and Comcast Corporation's cable networks, regional sports networks, certain digital properties and certain unconsolidated investments. Pursuant to the transaction, we will receive cash and will own a 49% interest in the newly formed entity. As a result, we have classified NBCU assets and liabilities as held for sale at December 31, 2009. The transaction is subject to receipt of various regulatory approvals and is expected to close within the next year.

NBC Universal’s headquarters are in New York, New York, with operations throughout North America, Europe, South America and Asia.

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GE Capital

GE Capital (32.7%, 37.6% and 39.5% of consolidated revenues in 2009, 2008 and 2007, respectively) offers a broad range of financial products and services worldwide. Services include commercial loans and leases, fleet management, financial programs, home loans, credit cards, personal loans and other financial services.

During 2009, General Electric Capital Corporation (GECC) provided $72 billion of new financings in the U.S. to various companies, infrastructure projects and municipalities. Additionally, we extended $74 billion of credit to approximately 54 million U.S. consumers. GECC provided credit to approximately 14,200 new commercial customers and 40,000 new small businesses during 2009 in the U.S. and ended the period with outstanding credit to more than 346,000 commercial customers and 174,000 small businesses through retail programs in the U.S.

Within our GE Capital operating segment, we operate the businesses described below along product lines.

Our operations are located in North America, South America, Europe, Australia and Asia.

GE Capital has communicated its goal of reducing its ending net investment (ENI) over the next three years. To achieve this goal, we are more aggressively focusing our businesses on selective financial services products where we have domain knowledge, broad distribution, and the ability to earn a consistent return on capital, while managing our overall balance sheet size and risk. We have a strategy of exiting those businesses where we are underperforming or that are deemed to be non-strategic. We have completed a number of dispositions in our businesses in the past and will continue to evaluate options going forward.

Commercial Lending and Leasing

CLL provides customers around the world with a broad range of financing solutions. We have particular mid-market expertise, and offer loans, leases and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial-related facilities and equipment; vehicles; corporate aircraft; and equipment used in many industries, including the construction, manufacturing, transportation, media, communications, entertainment and healthcare industries. During 2009, we acquired a 100% ownership interest in Interbanca S.p.A., an Italian corporate bank in exchange for the Consumer businesses in Austria and Finland, the credit card and auto businesses in the U.K. and the credit card business in Ireland.

Historically, we have operated in a highly competitive environment. Our competitors include commercial banks, investment banks, leasing companies, financing companies associated with manufacturers, and independent finance companies. Competition related to our lending and leasing operations is based on price, that is, interest rates and fees, as well as deal structure and terms. More recently, competition has been affected by disruption in the capital markets, access to and availability of capital and a reduced number of competitors. Profitability is affected not only by broad economic conditions that affect customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and market risks such as interest rate and currency exchange risks. Success requires high quality risk management systems, customer and industry specific knowledge, diversification, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the ability to reduce costs through technology and productivity.

In the first quarter of 2009, we deconsolidated Penske Truck Leasing Co., L.P. (PTL) following our sale of a partial interest in a limited partnership in PTL.

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Consumer

Consumer, through consolidated entities and associated companies, is a leading provider of financial services to consumers and retailers in over 40 countries around the world. We offer a full range of innovative financial products to suit customers’ needs. These products include, on a global basis, private-label credit cards; personal loans; bank cards; auto loans and leases; mortgages; debt consolidation; home equity loans; deposit and other savings products; and small and medium enterprise lending.

In December 2007, we sold our U.S. mortgage business (WMC). In the third quarter of 2008, we completed the sale of GE Money Japan, which comprised our Japanese personal loan business (Lake) and our Japanese mortgage and card businesses, excluding our minority ownership in GE Nissen Credit Co., Ltd.

In October 2008, we completed the sale of the Consumer business in Germany. In early 2009, we completed the sale of our Consumer businesses in Austria and Finland, the credit card and auto businesses in the U.K., and the credit card business in Ireland in exchange for a 100% ownership in Interbanca S.p.A., which were included in assets and liabilities of businesses held for sale on the Statement of Financial Position at December 31, 2008.

In the first quarter of 2009, we completed the sale of a portion of our Australian residential mortgage business.

In June 2008, we acquired a controlling interest in Bank BPH. In June 2009, we acquired a controlling interest in BAC Credomatic GECF Inc. (BAC).

Our operations are subject to a variety of bank and consumer protection regulations. Further, a number of countries have ceilings on rates chargeable to consumers in financial service transactions. We are subject to competition from various types of financial institutions including commercial banks, leasing companies, consumer loan companies, independent finance companies, manufacturers’ captive finance companies, and insurance companies. Industry participants compete on the basis of price, servicing capability, promotional marketing, risk management, and cross selling. The markets in which we operate are also subject to the risks from fluctuations in retail sales, interest and currency exchange rates, and the consumer’s capacity to repay debt.

Real Estate

Real Estate offers a comprehensive range of capital and investment solutions, including equity capital for acquisition or development, as well as fixed and floating rate mortgages for new acquisitions or re-capitalizations of commercial real estate worldwide. Our business finances, with both equity and loan structures, the acquisition, refinancing and renovation of office buildings, apartment buildings, retail facilities, hotels, parking facilities and industrial properties. Our typical real estate loans are intermediate term, senior, fixed or floating-rate, and are secured by existing income-producing commercial properties. We invest in, and provide restructuring financing for, portfolios of commercial mortgage loans, limited partnerships and tax-exempt bonds.

We own and operate a global portfolio of real estate with the objective of maximizing property cash flows and asset values. In the normal course of our business operations, we sell certain real estate equity investments when it is economically advantageous for us to do so. However, as real estate values are affected by certain forces beyond our control (e.g., market fundamentals and demographic conditions), it is difficult to predict with certainty the level of future sales, sales prices, impairments or write-offs.

Our competitors include banks, financial institutions, real estate companies, real estate investment funds and other financial companies. Competition in our equity investment business is primarily based on price, and competition in our lending business is primarily based on interest rates and fees, as well as deal structure and terms. As we compete globally, our success is sensitive to the economic and political environment of each country in which we do business.

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Energy Financial Services

Energy Financial Services offers structured equity, debt, leasing, partnership financing, project finance and broad-based commercial finance to the global energy and water industries and invests in operating assets in these industries. Energy Financial Services also owns a controlling interest in Regency Energy Partners LP, a midstream master limited partnership engaged in the gathering, processing, transporting and marketing of natural gas and gas liquids.

We operate in a highly competitive environment. Our competitors include banks, financial institutions, energy and water companies, and other finance and leasing companies. Competition is primarily based on price, that is, interest rates and fees, as well as deal structure and terms. As we compete globally, our success is sensitive to the economic and political environment of each country in which we do business.

GE Capital Aviation Services

GECAS engages in commercial aircraft leasing and finance, delivering fleet and financing solutions to companies across the spectrum of the aviation industry. Our product offerings include leases and secured loans on commercial passenger aircraft, freighters and regional jets; engine leasing and financing solutions; aircraft parts solutions; and airport equity and debt financing. We also co-sponsor an infrastructure private equity fund, which invests in large infrastructure projects including gateway airports.

We operate in a highly competitive environment. Our competitors include aircraft manufacturers, banks, financial institutions, equity investors, and other finance and leasing companies. Competition is based on lease rate financing terms, aircraft delivery dates, condition and availability, as well as available capital demand for financing.

GECC Corporate Items and Eliminations

GECC Corporate Items and Eliminations primarily include unallocated Treasury and Tax operations; Trinity, a group of sponsored special purpose entities; certain consolidated, liquidating securitization entities; the effects of eliminating transactions between GE Capital’s five operating businesses; underabsorbed corporate overhead; certain non-allocated amounts determined by the GECC Chairman; and a variety of sundry items.

Home & Business Solutions

Home & Business Solutions (5.4%, 5.5% and 6.4% of consolidated revenues in 2009, 2008 and 2007, respectively) sells products that share several characteristics − competitive design, efficient manufacturing and effective distribution and service. Cost control, including productivity, is key in the highly competitive markets in which we compete. We also invest in the development of differentiated, premium products that are more profitable such as energy efficient solutions for both consumers and businesses. While some Home & Business Solutions’ products such as major appliances are primarily directed to consumer applications, others, such as lighting, are directed to both consumer and industrial markets.

Appliances and Lighting

We sell and service major home appliances including refrigerators, freezers, electric and gas ranges, cooktops, dishwashers, clothes washers and dryers, microwave ovens, room air conditioners, and residential water systems for filtration, softening and heating. Brands are GE Monogram®, GE Profile™, GE®, Hotpoint® and GE Café™.

We manufacture certain products and also source finished product and component parts from third-party global manufacturers. A large portion of our appliances sales are through a variety of retail outlets for replacement of installed units. Residential building contractors installing units in new construction is our second major U.S. channel. We offer one of the largest original equipment manufacturer (OEM) service organizations in the appliances industry, providing in-home repair and aftermarket parts. We also manufacture, source and sell a variety of lamp products for commercial, industrial and consumer markets, including full lines of incandescent, halogen, fluorescent, high-intensity discharge, light-emitting diode, automotive and miniature products.

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Intelligent Platforms

Intelligent Platforms provides plant automation, hardware, software and embedded computing systems including controllers, embedded systems, advanced software, motion control, operator interfaces and industrial computers.

Our headquarters are in Louisville, Kentucky and our operations are located in North America, Europe, Asia and Latin America.

Discontinued Operations

Discontinued operations primarily comprised GE Money Japan, WMC and Plastics.

For further information about discontinued operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 2 to the consolidated financial statements.

GE Corporate Items and Eliminations

During 2009, we sold an 81% interest in our safety screening and detection business, GE Homeland Protection, Inc., to SAFRAN. Our remaining Security business was sold in the first quarter of 2010. Prior to its sale, it offered security and life safety technologies, including intrusion and access control, video surveillance and sensor monitoring equipment, fire detection and real estate and property control. These businesses are reported in GE Corporate Items and Eliminations.

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